CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 29, 2010 on Dreyfus Cash Management Plus, Inc. for the fiscal year ended January 31, 2010 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-16693 and 811-5295) of Dreyfus Cash Management Plus, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 25, 2010